                                  Exhibit 11
                                  ----------

                                                                      Exhibit 11

                                     INDEX
                                     -----

Calculation of earnings per share for the quarters and for the years ended December 31:



                                                         PAGE
                                                         ----

                    o  1994                              E-3

                    o  1993                              E-4

                    o  1992                              E-5

                                                                      Exhibit 11
                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1994
                 (amounts in thousands, except per share data)

                                         Quarters (unaudited)
                                -----------------------------------
PRIMARY                          First   Second    Third    Fourth    Year
- --------------------------------------------------------------------------------

Net income                      $ 4,679  $ 4,638  $ 4,352   $ 4,538  $18,207
                                -----------------------------------------------
Weighted average shares
  outstanding                    14,959   14,970   14,974    14,980   14,971
Weighted average effect of
  common stock equivalents          102       87      103       105      100
                                -----------------------------------------------
                                 15,061   15,057   15,077    15,085   15,071
                                -----------------------------------------------
Primary net income per share       $.31     $.31     $.29      $.30    $1.21
                                -----------------------------------------------
FULLY DILUTED
- -------------
Net income                      $ 4,679  $ 4,638  $ 4,352   $ 4,538  $18,207
                                -----------------------------------------------
Weighted average shares
  outstanding                    14,959   14,970   14,974    14,980   14,971
Weighted average effect of
  common stock equivalents          102      110      130       165      159
                                -----------------------------------------------
                                 15,061   15,080   15,104    15,145  $15,130
                                -----------------------------------------------
Fully diluted net income
 per share                      $   .31  $   .31  $   .29   $   .30  $  1.20
                                -----------------------------------------------

                                                                      Exhibit 11
                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1993
                 (amounts in thousands, except per share data)

                                         Quarters (unaudited)
                               ------------------------------------
PRIMARY                          First   Second    Third    Fourth     Year
- -----------------------------------------------------------------------------

Net income                      $ 4,362  $ 4,372  $ 3,939   $ 3,887   $16,560
                                ---------------------------------------------
Weighted average shares
  outstanding                    14,933   14,934   14,945    14,951    14,942
Weighted average effect of
  common stock equivalents          211      143      135       105       149
                                ---------------------------------------------
                                 15,144   15,077   15,080    15,056    15,091
                                ---------------------------------------------

Primary net income per share       $.29     $.29     $.26      $.26     $1.10
                                ---------------------------------------------
FULLY DILUTED
- -------------
Net income                      $ 4,362  $ 4,372  $ 3,939   $ 3,887   $16,560
                                ---------------------------------------------
Weighted average shares
  outstanding                    14,933   14,934   14,945    14,951    14,942
Weighted average effect of
  common stock equivalents          211      143      158       115       148
                                ---------------------------------------------
                                 15,144   15,077   15,103    15,066   $15,090
                                ---------------------------------------------
Fully diluted net income
 per share                      $   .29 $   .29   $   .26   $   .26   $  1.10
                                ---------------------------------------------

                                                                      Exhibit 11
                               LIFE TECHNOLOGIES
                       CALCULATION OF EARNINGS PER SHARE
                     for the year ended December 31, 1992
                 (amounts in thousands, except per share data)

                                         Quarters (unaudited)
                                -----------------------------------
PRIMARY                          First   Second    Third    Fourth     Year
- -----------------------------------------------------------------------------

Net income                      $ 3,796  $ 3,901  $ 3,780   $ 4,010   $15,487
                                ---------------------------------------------
Weighted average shares
  outstanding                    14,868   14,887   14,901    14,919    14,894
Weighted average effect of
  common stock equivalents          168      202      185       181       185
                                ---------------------------------------------
                                 15,036   15,089   15,086    15,100    15,079
                                ---------------------------------------------
Primary net income per share       $.25     $.26     $.25      $.27     $1.03
                                ---------------------------------------------
FULLY DILUTED
- -------------
Net income                      $ 3,796  $ 3,901  $ 3,780   $ 4,010   $15,487
                                ---------------------------------------------
Weighted average shares
  outstanding                    14,868   14,887   14,901    14,919    14,894
Weighted average effect of
  common stock equivalents          198      202      185       195       203
                                ---------------------------------------------
                                 15,066   15,089   15,086    15,114   $15,097
                                ---------------------------------------------
Fully diluted net income
 per share                      $   .25  $   .26  $   .25   $   .27   $  1.03
                                ---------------------------------------------